ARRANGEMENT AGREEMENT

THIS ARRANGEMENT AGREEMENT made as of the 5th day of February, 2010.

BETWEEN:

EXETER RESOURCE CORPORATION, a company duly incorporated under the laws of British Columbia, having its head office at Suite 1260 – 999 West Hastings Street, Vancouver, British Columbia V6C 2W2

(hereinafter referred to as the “Company”)

AND:

EXTORRE GOLD MINES LIMITED, a company duly incorporated under the federal laws of Canada, having its head office at Suite 1260 – 999 West Hastings Street, Vancouver, British Columbia V6C 2W2

(hereinafter referred to as “Newco”)

WHEREAS:

A.
The Company and Newco intend to enter into the Purchase Agreement (as hereinafter defined) whereby the Company will agree to transfer to Newco the Transferred Assets (as hereinafter defined) in consideration for the Newco Preferred Share (as hereinafter defined) having an aggregate redemption price equal to the fair market value of the Transferred Assets.

B.
The Company and Newco have agreed to proceed with a proposed transaction by way of Plan of Arrangement (as hereinafter defined) whereby, among other things, a series of share exchanges will take place with the result that the shareholders of the Company will (other than on account of dissenting shareholders) will become shareholders of Newco and have the same percentage shareholding in each of the Company and Newco at the effective time of the Arrangement (as hereinafter defined).

C.	The Company proposes to have the shareholders of the Company consider the Arrangement on the terms set forth in the Plan of Arrangement.

NOW THEREFORE THIS AGREEMENT WITNESSES that, in consideration of the premises and the respective covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, the parties hereby covenant and agree as follows:

ARTICLE 1
INTERPRETATION

1.1	Definitions

In this Agreement including the recitals hereto the words and terms set out below have the following meanings:

“1933 Act” means the United States Securities Act of 1933, as amended, and rules and regulations promulgated thereunder.

“Act” means the Business Corporations Act (British Columbia), as amended;

“Agreement” means this arrangement agreement, including the appendices attached hereto, as supplemented or amended from time to time;

“Arrangement” means an arrangement to be effected under the provisions of section 288 of the Act, on the terms and conditions set forth in the Plan of Arrangement, subject to any amendment or supplement thereto made in accordance with this Agreement, the Plan of Arrangement or at the direction of the Court;

“Business Day” means any day, other than a Saturday or a Sunday, when Canadian chartered banks are open for business in the City of Vancouver, British Columbia;

“Common Shares” means the common shares in the capital of the Company;

“Court” means the Supreme Court of British Columbia;

“Dissenting Shareholders” means Shareholders who have properly exercised their rights of dissent pursuant to Article 4 of the Plan of Arrangement.

“Effective Date” means the date upon which the Plan of Arrangement becomes effective in accordance with the Act;

“Effective Time” means the time on the Effective Date the documents required to give effect to the Arrangement pursuant to section 292 of the Act are recorded as filed with the Registrar;

“Final Order” means the final order of the Court approving the Arrangement;

“Information Circular” means the management information circular of the Company to be prepared and sent to the Shareholders in connection with the Meeting, and any supplements thereto;

“Interim Order” means the order of the Court made pursuant to the petition therefore contemplated by section 2.4.1 hereof;

“Meeting” means the special meeting of the Shareholders to be held to consider, among other matters, the Arrangement, and any adjournment or postponement thereof;

“Newco” means Extorre Gold Mines Limited, a company incorporated under the federal laws of Canada;

“Newco Preferred Share” means the preferred share of Newco having a value equal to the fair market value of the Transferred Assets net of the fair market value of the Newco Option Commitment at the moment of transfer which is to be issued by Newco to the Company pursuant to the Purchase Agreement in consideration for the transfer by the Company to Newco of the Transferred Assets;

“Option Plan” means the stock option plan of the Company dated January 21, 2004, as amended;

“Optionholders” means the holders of the Options;

“Options” means the stock options granted pursuant to the Option Plan that are outstanding immediately prior to the Effective Time, and thereafter adjusted in accordance with the terms of the Plan of Arrangement, as the context so requires;

“Party” means a party to this Agreement and “Parties” means all of the parties to this Agreement;

“Plan of Arrangement” means the plan of arrangement that is attached as Schedule “A” hereto and any amendment or variation thereto;

“Person” means any individual, partnership, limited partnership, syndicate, sole proprietorship, company or corporation, with or without share capital, unincorporated association, trust, trustee, executor, administrator, or other legal personal representative, or governmental entity or agency, however designated or constituted;

“Purchase Agreement” means the purchase and sale agreement to be entered into by and between the Company and Newco on or before the Effective Date pursuant to which the Company shall agree to transfer to Newco the Transferred Assets;

“Registrar” means the registrar appointed under section 400 of the Act;

“Securityholders” means, collectively, the Shareholders, Optionholders and Warrantholders;

“Shareholders” means the holders of the Common Shares;

“Special Resolution” means a resolution passed by a majority of not less than two-thirds of the votes cast by Shareholders in respect of such resolution at the Meeting;

“Transferred Assets” means all of the shares of Cognito Limited and Estelar Resources Limited owned by the Company, together with necessary working capital, to be transferred by the Company to Newco at the Effective Time pursuant to the Purchase Agreement;

“TSX” means the Toronto Stock Exchange;

“Warrants” means the share purchase warrants of the Company exercisable to acquire Common Shares that are outstanding immediately prior to the Effective Time; and

“Warrantholders” means the holders of the Warrants.

1.2	Interpretation Not Affected by Headings

The division of this Agreement into articles, sections and other portions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. The terms “this Agreement”, “hereof, and “hereunder” and similar expressions refer to this Agreement (including any exhibits and schedules hereto) and not to any particular article, section or other portion hereof and include any agreement or instrument supplementary or ancillary hereto.

1.3	Numbers, Et Cetera

Unless the context otherwise requires, words importing the singular number only shall include the plural and vice versa, words importing the use of any gender shall include both genders; and words importing persons shall include firms, corporations, trusts and partnerships.

1.4	Dates for Any Action

In the event that any date on which any action is required to be taken hereunder by any of the parties hereto is not a Business Day in the place where the action is required to be taken, such action shall be required to be taken on the next succeeding day which is a Business Day at such place, unless otherwise agreed to.

1.5	Entire Agreement

This Agreement, together with the exhibits, schedules, agreements and other documents herein or therein referred to, constitute the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, among the parties with respect to the subject matter hereof.

1.6	Currency

All sums of money, which are referred to in this Agreement, are expressed in lawful money of Canada unless otherwise specified.

1.7	Schedules

The following Schedules are attached hereto and form a part hereof:

Schedule “A” - Plan of Arrangement

ARTICLE 2
THE ARRANGEMENT

2.1	Arrangement

The Company and Newco agree to effect the Arrangement on the terms and subject to the conditions contained in this Agreement and on the terms set forth in the Plan of Arrangement.

2.2	Effective Date of Arrangement and Closing Matters

The Arrangement shall become effective at the Effective Time on the Effective Date. On the Effective Date the directors and officers of Newco will continue to hold the offices held immediately prior to the Effective Date.

2.3	Commitment to Effect Arrangement

Subject to the satisfaction of the terms and conditions contained in this Agreement, the Company and Newco shall each use all reasonable efforts and do all things reasonably required to cause the Arrangement to become effective on the Effective Date. Without limiting the generality of the foregoing, the Parties shall proceed forthwith to apply for the Interim Order and, upon obtainment thereof, the Company shall call the Meeting and mail the Information Circular to the Shareholders.

2.4	Court Approvals

2.4.1	As soon as is reasonably practicable after the date of execution of this Agreement, the Company shall:

(a)
file, proceed with and diligently prosecute an application to the Court for the Interim Order, providing for, among other things, the calling and holding of the Meeting for the purpose of considering and, if deemed advisable, approving the Arrangement; and

(b)
subject to obtaining the approvals as contemplated by the Interim Order (including the approval of the Special Resolution by the Shareholders) and as may be directed by the Court in the Interim Order, file, proceed with and diligently prosecute an application for the Final Order which application shall be in form and substance satisfactory to the parties hereto.

2.4.2        The notice to the Court and related materials for the applications referred to in this section shall be in a form satisfactory to the Company and Newco prior to filing, and in the case of the application to the Court for the Interim Order, shall inform the Court that, based on the Court’s determination of the fairness of the Plan of Arrangement, the Company will rely on section 3(a)(10) of the 1933 Act for an exemption from the 1933 Act registration requirements with respect to the securities to be issued under the Plan of Arrangement. In order to ensure the availability of such exemption, the Parties agree that the Arrangement will be carried out on the following basis:

(a)	the Arrangement will be subject to the approval of the Court;

(b)	the Court will be required to satisfy itself as to the fairness of the Arrangement to the Securityholders subject to the Arrangement;

(c)	the Final Order will expressly state that the Arrangement is approved by the Court as being fair to the Securityholders to whom securities will be issued;

(d)
the Company will ensure that each Securityholder will be given adequate and timely notice advising them of their right to attend the hearing of the Court to give approval of the Arrangement and providing them with sufficient information necessary for them to exercise that right;

(e)
the Securityholders will be advised that the securities issued in the Arrangement have not been registered under the 1933 Act and will be issued by the Company and Newco in reliance on the exemption from the registration requirements of the 1933 Act provided by section 3(a)(10) of the 1933 Act and may be subject to restrictions on resale under the securities laws of the United States, including, as applicable, Rule 144 under the 1933 Act with respect to affiliates of the Company and Newco after the Effective Time or within 90 days prior to the Effective Time;

(f)
the Interim Order will specify that each Securityholder will have the right to appear before the Court at the hearing of the Court to give approval of the Arrangement so long as such Securityholder files and delivers an appearance within a reasonable time; and

(g)	the Final Order shall include a statement substantially to the following effect:

“This Order will serve as a basis of a claim to an exemption, pursuant to section 3(a)(10) of the United States Securities Act of 1933, as amended, from the registration requirements otherwise imposed by that act, regarding the distribution of securities of the Company and Newco, pursuant to or in connection with the Plan of Arrangement”.

2.5	Filing with Registrar

Subject to the rights of termination contained in Article 4 hereof, upon the Shareholders approving the Arrangement by Special Resolution in accordance with the provisions of the Interim Order, as applicable, and the Act, the Company obtaining the Final Order, and the other conditions contained in Article 3 hereof being complied with or waived, the Company shall make the filings with the Registrar pursuant to section 292 of the Act as necessary to effect the Arrangement.

2.6	Supplementary Actions

Both the Company and Newco shall be required to make, do and execute or cause and procure to be made, done and executed all such further acts, deeds, agreements, transfers, assurances, instruments or documents as may be required to further document or evidence any of the transactions or events required in connection with the Arrangement, including without limitation, any resolutions of directors authorizing the issue, exchange, transfer, redemption or purchase for cancellation of shares, any share transfer powers evidencing the transfer of shares and any receipt therefore, any promissory notes and receipts therefore, any necessary addition to or deletions from share registers or other registers whether before or after the Effective Date and shall cooperate with each other after the Effective Date as necessary to achieve the objectives of the Arrangement. Upon the Arrangement becoming effective, the Company and Newco shall exchange such other documents as may be necessary or desirable in connection with the completion of the transactions contemplated by this Agreement and the Plan of Arrangement.

ARTICLE 3
CONDITIONS

3.1	Mutual Conditions Precedent

The respective obligations of each party hereto to complete the transactions contemplated by this Agreement shall be subject to the satisfaction, on or before the Effective Date, of the following conditions, none of which may be waived unilaterally by any Party in whole or in part:

(a)	the Arrangement, with or without amendment, shall have been approved at the Meeting in accordance with the Interim Order;

(b)	the Interim Order and the Final Order shall have been obtained in form and substance satisfactory to the Company and Newco;

(c)	the TSX shall have received notice of the Arrangement in accordance with their rules and policies, and shall have no objection to the Arrangement as of the Effective Date;

(d)
the TSX, or such other recognized stock exchange acceptable to Newco, shall have conditionally approved the listing of the Newco Common Shares issuable under the Arrangement, subject to compliance with the requirements of the TSX or such other stock exchange;

(e)	the transactions contemplated in the Purchase Agreement shall have been completed or deemed to be completed;

(f)	there shall not be in force any order or decree restraining or enjoining the consummation of the transactions contemplated by this Agreement;

(g)
all material regulatory requirements shall have been complied with and all other material consents, agreements, orders and approvals, including regulatory and judicial approvals and orders, necessary for the completion of the transactions provided for in this Agreement shall have been obtained or received from the Persons, authorities or bodies having jurisdiction in the circumstances;

(h)
none of the consents, orders, regulations or approvals contemplated herein shall contain conditions or require undertakings or security deemed unsatisfactory or unacceptable by the Company or Newco, acting reasonably;

(i)	dissent rights shall not have been exercised prior to the Effective Date by holders of 0.5% or more of the Common Shares; and

(j)	this Agreement shall not have been terminated under Article 4.

3.2	Merger of Conditions

The conditions set out in section 3.1 shall be deemed conclusively to have been satisfied, waived or released at the Effective Time.

ARTICLE 4
AMENDMENT AND TERMINATION

4.1	Amendment

This Agreement and the Plan of Arrangement may, at any time and from time to time before and after the holding of the Meeting but not later than the Effective Time, be amended by written agreement of the Parties without, subject to any restrictions under applicable law or contained in the Final Order, further notice to or authorization on the part of the Securityholders for any reason whatsoever.

4.2	Termination

This Agreement may, at any time before or after the holding of the Meeting but no later than the Effective Time, be terminated by resolution of the board of directors of the Company without further notice to, or action on the part of, its shareholders and nothing expressed or implied herein or in the Plan of Arrangement shall be construed as fettering the absolute discretion by the board of directors of the Company to elect to terminate this Agreement and discontinue efforts to effect the Arrangement for whatever reasons it may consider appropriate.

4.3	Effect of Termination

Upon termination of this Agreement, no Party shall have any liability or further obligation to any other Party hereunder.

ARTICLE 5
GENERAL

5.1	Assignment

No party may assign its rights or obligations under this Agreement or the Arrangement.

5.2	Expenses of the Arrangement

The Company will pay the costs, fees and expenses of the Arrangement incurred up to and including the Effective Date, and thereafter each Party will pay there respective costs, fees and expenses.

5.3	Notices

All notices which may be or are required to be given pursuant to any provision of this Agreement shall be given or made in writing and shall be deemed to be validly given if served personally or by facsimile, in each case to the attention of a senior officer at the addresses set forth on the first page hereof or at such other addresses as shall be specified by the Parties by like notice from time to time. Any notice so delivered shall be deemed to be delivered on the date of delivery to such address if delivered on a Business Day prior to 5:00 p.m. (local time at the place of receipt) or on the next Business Day if delivered after 5:00 p.m. or on a non-Business Day.

5.4	Severable

If any provision of this Agreement is determined to be void or unenforceable in whole or in part, such void or unenforceable provision shall not affect or impair the validity of any other provision of the Agreement and shall be severable from this Agreement.

5.5	Binding Effect

This Agreement and the Arrangement shall be binding upon and shall enure to the benefit of the Parties and their respective successors and permitted assigns.

5.6	Waiver

Any waiver or release of any of the provisions of this Agreement, to be effective, must be in writing executed by the party granting the same.

5.7	Time of the Essence

Time is of the essence of this Agreement

5.8	Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.

[EXECUTION PAGE FOLLOWS]

5.9	Counterparts

This Agreement may be executed in one or more counterparts each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first written.

EXETER RESOURCE CORPORATION

EXTORRE GOLD MINES LIMITED

SCHEDULE “A”

PLAN OF ARRANGEMENT UNDER SECTION 288
OF THE BUSINESS CORPORATIONS ACT (BRITISH COLUMBIA)

PURSUANT TO THE ARRANGEMENT AGREEMENT DATED
FEBRUARY 5, 2010 BETWEEN EXETER RESOURCE CORPORATION
AND EXTORRE GOLD MINES LIMITED

ARTICLE 1
INTERPRETATION

1.1	Definitions

In this Plan of Arrangement, unless something in the subject matter or context is inconsistent therewith:

“Act” means the Business Corporations Act (British Columbia), as amended;

“Adjusted Exercise Price” means:

(a)	in the case of the Options, the exercise price applicable thereto by multiplying the exercise price of the Option immediately prior to the Effective Time by the fraction A/B where:

(A)	is the volume weighted average trading price of the New Common Shares for the first five trading days preceding the Adjustment Measurement Date; and

(B)
is the volume weighted average trading price of the New Common Shares plus the volume weighted average trading price of the Newco Common Shares for the five trading days preceding the Adjustment Measurement Date, or such other price as the TSX may require.

(b)	in the case of the Newco Options, the exercise price applicable thereto by multiplying the exercise price of the related Option immediately prior to the Effective Time by the fraction A/B where:

(A)	is the volume weighted average trading price of the Newco Common Shares for the five trading days preceding the Adjustment Measurement Date; and

(B)
is the volume weighted average trading price of the Newco Common Shares plus the volume weighted average trading price of the New Common Shares for the five trading days preceding the Adjustment Measurement Date, or such other price as the TSX may require.

(c)	in the case of the New Warrants, the exercise price applicable thereto by multiplying the exercise price of the related Warrant immediately prior to the Effective Time by the fraction A/B where:

(A)	is the volume weighted average trading price of the New Common Shares for the first five trading days preceding the Adjustment Measurement Date; and

(B)
is the volume weighted average trading price of the New Common Shares plus the volume weighted average trading price of the Newco Common Shares for the five trading days preceding the Adjustment Measurement Date, or such other price as the TSX may require.

(d)	in the case of the Newco Warrants, the exercise price applicable thereto by multiplying the exercise price of the related Warrant immediately prior to the Effective Time by the fraction A/B where:

(A)	is the volume weighted average trading price of the Newco Common Shares for the five trading days preceding the Adjustment Measurement Date; and

(B)
is the volume weighted average trading price of the Newco Common Shares plus the volume weighted average trading price of the New Common Shares for the five trading days preceding the Adjustment Measurement Date, or such other price as the TSX may require.

“Adjustment Measurement Date” means the date which is five trading days following the date on which the Newco Common Shares commence trading on the TSX, or such other recognized stock exchange acceptable to Newco.

“Arrangement” means an arrangement to be effected under the provisions of section 288 of the Act, on the terms and conditions set forth in this Plan of Arrangement, subject to any amendment or supplement hereto made in accordance with the Arrangement Agreement, this Plan of Arrangement or at the direction of the Court;

“Arrangement Agreement” means the Arrangement Agreement dated February 5, 2010 between the Company and Newco to which this Schedule “A” is attached;

`Business Day” means any day, other than a Saturday or a Sunday, when Canadian chartered banks are open for business in the City of Vancouver, British Columbia;

“Class A Shares” means the common shares in the capital of the Company which are to be redesignated as “Class A Shares” of the Company pursuant to the terms of this Plan of Arrangement;

“Class B Shares” means the Class B Shares of the Company, which the Company will be authorized to issue upon the Arrangement becoming effective and which are to be issued, along with the New Common Shares, under the Arrangement to holders of Class A Shares in exchange for such Class A Shares;

“Common Shares” means the common shares in the capital of the Company immediately prior to the Effective Time;

“Company” means Exeter Resource Corporation, a company organized under the laws of British Columbia;

“Company Note” means the demand, non-interest bearing promissory note to be issued by the Company to Newco having a principal amount and fair market value equal to the aggregate fair market value of the Class B Shares;

“Court” means the Supreme Court of British Columbia;

“Dissenting Shareholders” means Shareholders who have properly exercised their rights of dissent pursuant to Article 4 of this Plan of Arrangement.

“Effective Date” means the date upon which the Plan of Arrangement becomes effective in accordance with the Act;

“Effective Time” means the time on the Effective Date the documents required to give effect to the Arrangement pursuant to section 292 of the Act are recorded as filed with the Registrar;

“Final Order” means the final order of the Court approving the Arrangement;

“Information Circular” means the management information circular of the Company to be prepared and sent to the Shareholders in connection with the Meeting, and any supplements thereto;

“Meeting” means the special meeting of the Shareholders to be held to consider, among other matters, the Arrangement, and any adjournment or postponement thereof;

“Newco” means Extorre Gold Mines Limited, a company incorporated under the federal laws of Canada;

“New Common Shares” means the common shares in the capital of the Company, which the Company will be authorized to issue upon the Arrangement becoming effective and which are to be issued, along with the Class B Shares, under the Arrangement to holders of Class A Shares in exchange for such Class A Shares;

“New Warrants” means the common share purchase warrants of the Company to be issued pursuant to the Arrangement in exchange for the Warrants entitling the holders thereof to purchase New Common Shares;

“Newco Option Commitment” means the covenant of Newco to issue one Newco Option to each Optionholder for each Option held thereby on the Effective Date in accordance with the terms hereof;

“Newco Common Shares” means the common shares of Newco;

“Newco Note” means the demand, non-interest bearing promissory note to be issued by Newco to the Company having a principal amount and aggregate fair market value equal to the aggregate fair market value of the Newco Preferred Share;

“Newco Preferred Share” means the preferred share of Newco having a value equal to the fair market value of the Transferred Assets net of the fair market value of the Newco Option Commitment at the moment of transfer which is to be issued by Newco to the Company pursuant to the Purchase Agreement in consideration for the transfer by the Company to Newco of the Transferred Assets;

“Newco Option Plan” means the stock option plan of Newco;

“Newco Options” means the stock options of Newco issuable under the Newco Option Plan entitling the holders thereof to purchase Newco Common Shares;

“Newco Warrants” means the common share purchase warrants of Newco to be issued pursuant to the Arrangement entitling holders thereof to purchase Newco Common Shares;

“Option Plan” means the stock option plan of the Company dated January 21, 2004, as amended;

“Optionholders” means the holders of the Options;

“Options” means the stock options granted pursuant to the Option Plan that are outstanding immediately prior to the Effective Time, and thereafter adjusted in accordance with the terms of the Plan of Arrangement, as the context so requires;

“Person” means any individual, partnership, limited partnership, syndicate, sole proprietorship, company or corporation, with or without share capital, unincorporated association, trust, trustee, executor, administrator, or other legal personal representative, or governmental entity or agency, however designated or constituted;

“Plan of Arrangement” means this plan of arrangement and any amendment or variation hereto made in accordance with section 4.1 of the Arrangement Agreement;

“Registrar” means the registrar appointed under section 400 of the Act;

“Purchase Agreement” means the purchase and sale agreement to be entered into by and between the Company and Newco on or before the Effective Date pursuant to which the Company shall agree to transfer to Newco the Transferred Assets;

“Securityholders” means, collectively, the Shareholders, Optionholders and Warrantholders;

“Shareholder” or “holder of shares” means a registered or beneficial holder of Common Shares on the Effective Date;

“Tax Act” means the Income Tax Act (Canada), as amended;

“Transferred Assets” means all of the shares of Cognito Limited and Estelar Resources Limited owned by the Company, together with necessary working capital, to be transferred by the Company to Newco prior to the Effective Time pursuant to the Purchase Agreement;

“TSX” means the Toronto Stock Exchange;

“Warrantholders” means the holders of the Warrants; and

“Warrants” means the share purchase warrants of the Company exercisable to acquire Common Shares that are outstanding immediately prior to the Effective Time.

1.2	Headings

The division of this Plan of Arrangement into Articles and Sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Plan of Arrangement. The terms “this Plan of Arrangement”, “hereof” and “hereunder” and similar expressions refer to this Plan of Arrangement and not to any particular Article or Section hereof and include any agreement or instrument supplemental therewith, references herein to Articles and Sections are to Articles and Sections of this Plan of Arrangement.

1.3	Number

In this Plan of Arrangement, unless something in the context is inconsistent therewith, words importing the singular number only shall include the plural and vice versa, words importing the masculine gender shall include the feminine and neuter genders and vice versa, words importing. persons shall include individuals, partnerships, associations, trusts, unincorporated organizations and corporations and vice versa and words importing shareholders shall include members.

ARTICLE 2
GOVERNING AGREEMENT

2.1	Arrangement Agreement

This Plan of Arrangement is made pursuant and subject to the provisions of the Arrangement Agreement.

2.2	Binding Effect

The Arrangement shall be binding upon the Company, Newco and the Securityholders on and from the Effective Time.

ARTICLE 3
ARRANGEMENT

3.1	The Arrangement

At the Effective Time, the following will occur and will be deemed to occur in the following order without any further act or formality:

(a)
the Common Shares held by Dissenting Shareholders shall be deemed to have been transferred to the Company and the Dissenting Shareholders shall cease to have any rights as shareholders of the Company other than the right to be paid the fair value of their Common Shares in accordance with Article 4;

(b)	the notice of articles and articles of the Company shall be amended to:

(i)
change the designation of the existing “common shares” to “Class A Shares” and to change the rights, privileges, restrictions and conditions attached thereto, whether issued or unissued, so that the rights, privileges, restrictions and conditions attached thereto shall be as set out in Appendix 1 attached hereto;

(ii)
create a new class of shares designated as “common shares” (being the New Common Shares), in an unlimited number, having the rights, privileges, restrictions and conditions set out in Appendix 1 attached hereto; and

(iii)	create a new class of shares designated as “Class B Shares”, in an unlimited number, having the rights, privilege, restrictions and conditions set out in Appendix 1 attached hereto;

(c)	the Company’s central securities register for the “common shares” shall be redesignated as the central securities register for the renamed and redesignated “Class A Shares”;

(d)
each Class A Share issued and outstanding on the Effective Date (other than shares held by Dissenting Shareholders) will be deemed to be exchanged (without any action on the part of the holder of the Class A Shares) for one New Common Share and one Class B Share.

No other consideration will be received by any holder of the Class A Shares. The Company will not file a joint election under subsection 85(1) of the Tax Act with any holder of Class A Shares in respect of this share exchange.

The aggregate stated capital of the New Common Shares and Class B Shares will not exceed the paid-up capital of the Class A Shares immediately before the exchange and will be determined based on the proportion that the fair market value of the New Common Shares or the Class B Shares, as the case may be, is of the fair market value of all New Common Shares and Class B Shares issued on the exchange.

Each Shareholder shall be deemed to cease to be the holder of the Class A Shares so exchanged, shall cease to have any rights with respect to such Class A Shares and shall be deemed to be the holder of the number of New Common Shares and Class B Shares issued to such Shareholder. The name of such Shareholder shall be removed from the central securities register for Class A Shares in respect of the Class A Shares so exchanged and shall be added to the central securities register of the New Common Shares and the Class B Shares, respectively, so issued to such Shareholder; each holder of the Class A Shares thereof shall be deemed to have executed and delivered all consents, releases, assignments and waivers, statutory or otherwise, required to exchange such shares as described above;

(e)	the Class A Shares, which were exchanged for the New Common Shares and the Class B Shares, shall be cancelled and the appropriate entry shall be made in the Company’s central securities registry;

(f)
each Optionholder shall be granted a Newco option for every Option held thereby in anticipation of the Newco Option Commitment contemplated in paragraph (i) below. Each holder of a Newco Option will be entitled to receive, upon exercise of the Newco Option, that number of Newco Common Shares that is equal to the number of Common Shares that were issuable upon exercise of the related Option immediately prior to the Effective Time, at the Adjusted Exercise Price. Furthermore, each outstanding Option shall be adjusted such that the holder will be entitled to receive, upon exercise of the Option, that number of New Common Shares that is equal to the number of Common Shares that were issuable upon exercise of the Option immediately prior to the Effective Time, at the Adjusted Exercise Price;

(g)
each Warrantholder shall be granted a Newco Warrant for every Warrant held thereby. Each holder of a Newco Warrant will be entitled to receive, upon exercise of the Newco Warrant, that number of Newco Common Shares that is equal to the number of Common Shares that were issuable upon exercise of the related Warrant immediately prior to the Effective Time, at the Adjusted Exercise Price. Furthermore, each Warrantholder shall be granted a New Warrant in exchange for each Warrant held thereby, each New Warrant entitling the holder to receive, upon exercise of the New Warrant, that number of New Common Shares that is equal to the number of Common Shares that were issuable upon exercise of the related Warrant immediately prior to the Effective Time, at the Adjusted Exercise Price. Save and except as otherwise agreed to by the Company and the Warrantholders, the term to expiry, conditions to and manner of exercising, the status under applicable laws, and all other terms and conditions of the New Warrants and the Newco Warrants will otherwise be unchanged from those contained in or otherwise applicable to the related Warrant;

(h)
each holder of Class B Shares will be deemed to transfer, with good and marketable title free and clear of all encumbrances, all such shares to Newco and shall cease to have any rights with respect to such Class B Shares. As consideration for the Class B Shares transferred to it, Newco will issue to each such holder, one Newco Common Share for each Class B Share exchanged by it. Each holder of the Class B Shares thereof shall be deemed to have executed and delivered all consents, releases, assignments and waivers, statutory or otherwise, required to exchange such shares as described above. Newco will not file a joint election under subsection 85(1) of the Tax Act with any holder of Class B Shares in respect of this share transfer.

The stated capital account maintained in respect of the Newco Common Shares shall be increased by an amount equal to the paid-up capital of the transferred Class B Shares. In connection with such sale and transfer, each holder of Class B Shares so sold and transferred shall be deemed to cease to be the holder of the Class B Shares so sold and transferred and shall become the holder of the number of Newco Common Shares issued to such holder. The name of such holder shall be removed from the central securities register of the Class B Shares in respect of the Class B Shares so sold and transferred and shall be added to the central securities register of Newco as the holder of the number of the Newco Common Shares so issued to such holder, and Newco shall be and shall be deemed to be the transferee of the Class B Shares so transferred and the name of Newco shall be entered in the central securities register of the Class B Shares so sold and transferred to Newco;

(i)
the Company will be deemed to have sold and transferred the Transferred Assets to Newco in consideration for the Newco Option Commitment and the issuance by Newco of the Newco Preferred Share having a fair market value equal to the fair market value of the Transferred Assets net of the fair market value of the Newco Option Commitment at the moment of transfer. The Company shall be added to the central securities register of Newco in respect of the Newco Preferred Share so issued. The Company shall take all such actions and deliver all such documents as may be required to convey title to the Transferred Assets to Newco.

The Company will jointly elect with Newco, in prescribed form and within the time referred to in subsection 85(6) of the Tax Act to have the provisions of subsection 85(1) of the Tax Act apply to the transfer of the Transferred Assets by the Company to Newco. The agreed amount in respect of such transfer will be an amount that will not exceed the fair market value of the Transferred Assets so transferred by the Company and not less than the Company’s cost of the Transferred Assets under the Tax Act.

The addition to the stated capital in respect of the Newco Preferred Share issued by Newco as consideration of the transfer of the Transferred Assets will be the aggregate of the agreed amount under subsection 85(1) in respect of such transfer, less the fair market value of the Newco Option Commitment;

(j)
the Company will purchase for cancellation the Class B Shares held by Newco in consideration for the issuance by the Company to Newco of the Company Note having a principal amount and fair market value equal to the aggregate fair market value of the Class B Shares purchased for cancellation. The repurchased Class B Shares shall be cancelled and the appropriate entry made on the central securities register for the Class B Shares;

(k)
Newco will redeem the Newco Preferred Share held by the Company in consideration for the issuance by Newco to the Company of the Newco Note having a principal amount and fair market value equal to the aggregate fair market value of the Newco Preferred Share so redeemed. The redeemed Newco Preferred Share shall be cancelled and the appropriate entry made on the central securities register for the Newco Preferred Share;

(1)
the Company will pay the principal amount of the Company Note by transferring to Newco the Newco Note which will be accepted by Newco as full payment, satisfaction and discharge of Company’s obligation under the Company Note and simultaneously, Newco will pay the principal amount of the Newco Note by transferring to the Company the Company Note which will be accepted by the Company as full payment, satisfaction and discharge of Newco’s obligation under the Newco Note. The Company Note and the Newco Note will both thereupon be cancelled;

(m)
Newco shall, pursuant to the post-amble in the definition of “public corporation” in subsection 89(1) of the Tax Act, elect in its return of income for its first taxation year to have been a public corporation from the beginning of such year;

(n)	the Company’s notice of articles and articles shall be amended to:

(i)	cancel the class of shares designated as “Class A Shares”, none of which will be issued and outstanding at such time in accordance with the Plan of Arrangement;

(ii)	cancel the class of shares designated as “Class B Shares”, none of which will be issued and outstanding at such time in accordance with the Plan of Arrangement; and

(iii)	delete the rights, privileges, restrictions and conditions attached to the New Common Shares as set in Appendix 1 attached to the Plan of Arrangement, whether issued or unissued.

(o)	those persons listed in Appendix 2 to the Plan of Arrangement will be added as directors of Newco; and

(p)	the By-laws of Newco will be the By-laws set out in Appendix 3 to this Plan of Arrangement, and such By-laws are hereby deemed to have been confirmed by the shareholders of Newco.

3.2	Deemed Fully Paid and Non-Assessable Shares

All New Common Shares and Class B Shares issued pursuant hereto shall be deemed to be validly issued and outstanding as fully paid and non-assessable shares for all purposes of the Act.

3.3	Supplementary Actions

Notwithstanding that the transaction and events set out in section 3.1 shall occur and shall be deemed to occur in the order therein set out without any act or formality, both of the Company and Newco shall be required to make, do and execute or cause and procure to be made, done and executed all such further acts, deeds, agreements, transfers, assurances, instruments or documents as may be required to further document or evidence any of the transactions or events set out in section 3.1, including without limitation, any resolutions of directors authorizing the issue, exchange, transfer, redemption or purchase for cancellation of shares, any share transfer powers evidencing the transfer of shares and any receipt therefore, any promissory notes and receipts therefore, any necessary addition to or deletions from share registers or other registries.

ARTICLE 4
RIGHTS OF DISSENT

4.1	Rights of Dissent

(a)
Holders of Common Shares may exercise rights of dissent in connection with the Arrangement with respect to their Common Shares pursuant to and in the manner set forth in Part 8 - Division 2 of the Act as modified by the Interim Order and this section 4.1 (the “Dissent Rights”), provided that, notwithstanding subsection 242 of the Act, the written objection contemplated by subsection 242(2) of the Act must be received by the Company not later than 4:00 p.m. (Vancouver time) on the date which is two Business Days immediately preceding the Meeting.

(b)
Holders of Common Shares who duly exercise Dissent Rights and who are ultimately entitled to be paid fair value for their Common Shares shall be deemed to have irrevocably transferred their Common Shares to the Company, without any further authorization, act or formality and free and clear of all liens, charges, claims and encumbrances and immediately thereafter such Common Shares will be, and will be deemed to be, cancelled and the former holders of such Common Shares shall cease to have any rights as former holders of Common Shares other than their right to be paid fair value for their Common Shares.

(c)
Shareholders who exercise, or purport to exercise, Dissent Rights, and who are ultimately determined not to be entitled, for any reason, to be paid fair value for their Common Shares, shall be deemed to have participated in the Arrangement on the same basis as any non-Dissenting Shareholder as at and from the Effective Time and shall receive, and be entitled to receive, only the consideration for each Common Share on the basis set forth in Article 3.

4.2	Holders

In no circumstances shall the Company, Newco or any other Person be required to recognize a Person exercising Dissent Rights unless such Person is a registered holder of the Common Shares in respect of which such Dissent Rights are sought to be exercised, or is a beneficial holder of such Common Shares and complies with the dissent procedures set forth in Division 2 - Part 8 of the Act as may be modified by the Interim Order.

4.3	Recognition of Dissenting Shareholders

Neither the Company, Newco nor any other Person shall be required to recognize a Dissenting Shareholder as a registered or beneficial owner of Common Shares at or after the Effective Time, and at the Effective Time the names of such Dissenting Shareholders shall be deleted from the register of holders of Common Shares maintained by or on behalf of the Company.

4.4	Dissent Right Availability

A Shareholder is not entitled to exercise Dissent Rights with respect to Common Shares if such holder votes (or instructs, or is deemed, by submission of any incomplete proxy, to have instructed his, her or its proxyholder, to vote) or in the case of a beneficial holder caused, or is deemed to have caused, the registered shareholder to vote, in favour of the Arrangement at the Meeting.

4.5	Reservation of Newco Common Shares

If a Shareholder exercises the Dissent Right, the Company shall on the Effective Date set aside and not distribute that portion of Newco Common Shares, which are attributable to the Class A Shares for which Dissent Rights have been exercised. If a Shareholder exercises the Dissent Right, but, does not properly comply with the dissent procedures or, subsequent to giving his or her notice of dissent, acts inconsistently with such dissent, then the Company shall distribute to such Shareholder his or her pro rata portion of the Newco Common Shares. If a Shareholder duly complies with the dissent procedures, then the Company shall retain the portion of Newco Common Shares attributable to such Shareholder (the “Non-Distributed Shares”), and the Non-Distributed Shares will be dealt with as determined by the board of directors of the Company in its discretion.

ARTICLE 5
CERTIFICATES AND DOCUMENTATION

5.1	Class A Share Certificates

Recognizing that the common shares of the Company issued and outstanding prior to the Effective Time will be redesignated the “Class A Shares” and that they will be cancelled upon the exchange of the Class A Shares for the New Common Shares and Class B Shares, the Company will not issue any new share certificates representing the Class A Shares.

5.2	Class B Share Certificates

Recognizing that all of the Class B Shares issued to the Shareholders will immediately be transferred to Newco in exchange for Newco Common Shares, the Company will not issue certificates representing the Class B Shares.

5.3	Newco Preferred Share Certificates

Recognizing that the Newco Preferred Share issued to the Company will immediately be purchased for cancellation by Newco in exchange for the Newco Note, Newco will not issue a certificate representing the Newco Preferred Share.

5.4	New Common Share Certificates

From and after the Effective Time, share certificates representing Class A Shares not deemed to have been cancelled pursuant to Article 4 shall for all purposes be deemed to be share certificates representing New Common Shares and no new share certificates shall be issued with respect to the New Common Shares issued in connection with the Arrangement. Any Class A Shares traded after the Effective Time will represent New Common Shares as of the Effective Date and shall not carry any rights to receive Newco Common Shares.

5.5	Newco Common Share Certificates

As soon as practicable after the Effective Time, Newco shall cause to be issued to the registered holders of Newco Common Shares at the Effective Time on the Effective Date, share certificates representing the number of the Newco Common Shares to which such holders are entitled following the Effective Date and shall cause such certificates to be delivered or mailed to such holders in accordance with the terms hereof.

5.6	Newco Options

A holder of Options at the Effective Time shall be entitled to receive a certificate or other instrument representing the Newco Options to which such holder is entitled as soon as practical after the Effective Date upon delivery to the Company of such documents and instruments as the Company may reasonably require. The Company shall cause such certificate or other instrument to be delivered or mailed to such holder to the last address of such holder, as registered in the books and records of the Company.

5.7	Exchange of Warrants

A Warrantholder at the Effective Time shall be entitled to receive a certificate or other instrument representing the New Warrants and Newco Warrants to which such holder is entitled as soon as practical after the Effective Date upon delivery to the Company of such documents and instruments as the Company may reasonably require, and each and every certificate, document, agreement or other instrument, if any, formerly representing the Warrants shall be and shall be deemed to be cancelled, void and of no further force and effect without any further authorization, act or formality. The Company shall cause such certificate or other instrument to be delivered or mailed to such holder to the last address of each former Warrantholder, as registered in the books and records of the Company.

5.8	Fractional Securities

Any fractional securities issuable pursuant to the Arrangement, including on exercise or conversion, will be rounded down to the nearest whole number.

ARTICLE 6
AMENDMENT

6.1	Amendment

(a)
The Company reserves the right to amend, vary and/or supplement this Plan of Arrangement at any time from time to time, whether before or after the Interim Order or the Final Order, provided that any amendment, variation, or supplement must be contained in a written document which is filed with the Court and, if made following the Meeting, approved by the Court and communicated to any Persons in the manner required by the Court;

(b)
Any amendment, variation or supplement to this Plan of Arrangement may be proposed by the Company at any time prior to or at the Meeting without any other prior notice or communication and, if so proposed and accepted by the Persons voting at the Meeting, will become part of this Plan of Arrangement for all purposes;

(c)
Any amendment, variation or supplement to this Plan of Arrangement which is approved or directed by the Court following the Meeting will be effective only if it is consented to by the Company and Newco;

(d)
Any amendment, variation or supplement to this Plan of Arrangement may be made following the Effective Time on the Effective Date unilaterally by the Company, provided that it concerns a matter which, in the reasonable opinion of Company, is of an administrative nature required to better give effect to the implementation of this Plan of Arrangement and is not adverse to the financial or economic interests of any holder of shares of the Company or Newco; and

(e)	This Plan of Arrangement may be withdrawn by the Company prior to the Effective Time.

6.2	Termination

Notwithstanding any prior approvals by the Court or by Shareholders, the board of directors of the Company may decide in their sole discretion not to proceed with the Arrangement and to revoke the Arrangement resolution adopted at the Meeting at any time prior to the Effective Time, without further approval of the Court or the Shareholders.

APPENDIX 1 TO THE PLAN OF ARRANGEMENT

PART 27

SPECIAL RIGHTS AND RESTRICTIONS ATTACHING
TO THE COMMON SHARES

27.1	Voting.

The holders of the Common Shares shall be entitled to receive notice of and to attend all meetings of shareholders of the Company (other than a separate meeting of the holders of another class of shares) and shall have one vote for each Common Share held.

27.2	Dividends.

(a)
Subject to the prior rights of the holders of the Class B Shares with respect to the payment of dividends, the holders of the Common Shares shall be entitled to receive and the Company shall pay thereon, as and when declared by the Directors of the Company out of the monies of the Company properly available for the payment of dividends, dividends in such amount and in such form as the Directors of the Company may from time to time determine. The Directors shall be entitled from time to time in their discretion to declare dividends on any class of Common shares to the exclusion of the other class of Common shares and vice-versa.

(b)
No dividends shall be declared or paid on the Common Shares unless the Directors are satisfied that after the payment thereof the Company would be able to redeem from the net assets of the Company all of the Class B Shares then outstanding at their Aggregate Redemption Price (hereinafter defined).

27.3	Participation on Winding up.

In the event of the liquidation, dissolution or winding up of the Company or any other distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs, the holders of the Common Shares shall be entitled, subject to the prior rights of the holders of the Class B Shares, to receive equally, share for share, the remaining property and assets of the Company.

PART 28

SPECIAL RIGHTS AND RESTRICTIONS ATTACHING
TO THE CLASS A SHARES

28.1	Voting.

The holders of the Class A Shares shall be entitled to receive notice of and to attend all meetings of shareholders of the Company (other than a separate meeting of the holders of another class of shares) and shall have one vote for each Class A Share held.

28.2	Dividends.

(a)
Subject to the prior rights of the holders of the Class B Shares with respect to the payment of dividends, the holders of the Class A Shares shall be entitled to receive and the Company shall pay thereon, as and when declared by the Directors of the Company out of the monies of the Company properly available for the payment of dividends, dividends in such amount and in such form as the Directors of the Company may from time to time determine. The Directors shall be entitled from time to time in their discretion to declare dividends on any class of Common shares to the exclusion of the other class of Common shares and vice-versa.

(b)
No dividends shall be declared or paid on the Class A Shares unless the Directors are satisfied that after the payment thereof the Company would be able to redeem from the net assets of the Company all of the Class B Shares then outstanding at their Aggregate Redemption Price (hereinafter defined).

28.3	Participation on Winding up.

In the event of the liquidation, dissolution or winding up of the Company or any other distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs, the holders of the Class A Shares shall be entitled, subject to the prior rights of the holders of the Class B Shares, to receive equally, share for share, the remaining property and assets of the Company.

PART 29

SPECIAL RIGHTS AND RESTRICTIONS ATTACHING
TO THE CLASS B SHARES

29.1	Voting.

The holders of the Class B Shares shall be entitled to receive notice of or to attend all meetings of shareholders of the Company (other than a separate meeting of the holders of another class of shares) and shall have one vote for each Class B Share held.

29.2	Dividends.

The holders of the Class B Shares shall be entitled to receive and the Company shall pay thereon, as and when declared by the Directors of the Company out of the monies of the Company properly available for the payment of dividends, dividends in such amount and in such form as the Directors may from time to time determine.

29.3	Participation on Winding up.

In the event of the liquidation, dissolution or winding up of the Company or any other distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs, the holders of the Class B Shares shall be entitled to receive rateably the Aggregate Redemption Price (as hereinafter defined) per share, before any assets of the Company shall be distributed to the holders of the Common and Class A Shares. After payment to the holders of the Class B Shares of the amounts so payable to them, they shall not be entitled to share in any further distribution of the property and assets of the Company.

29.4	Adjustments to Redemption Price of the Class B Shares.

(a)	In this Part:

(i)	“Affected Parties” means collectively the Company and the person or persons against whom an Authority issues or proposes to issue an Assessment;

(ii)	“Aggregate Redemption Price” means the Redemption Price of a Class B Share plus all accrued and unpaid dividends thereon;

(iii)
“Assessment” means an assessment or reassessment by an Authority with respect to the issuance of the Class B Shares that imposes or would impose a liability for tax on the basis of a determination or assumption that the fair market value of the Assets (as at the Effective Date) received as consideration for the issuance of the Class B Shares, less the value of any other consideration paid by the Company for such Assets, is different than the fair market value of the Class B Shares issued therefor,

(iv)	“Assets” means, with respect to the Class B Shares, the asset or assets which the Company purchased from the Vendors in consideration for the issuance of the Class B Shares;

(v)	“Authority” means the Federal Minister of National Revenue, Canada Revenue Agency or other competent taxing authority;

(vi)	“Effective Date” means, with respect to the Class B Shares, the day on which the Company purchased the Assets from the Vendors;

(vii)
“Redemption Price” means with respect to a Class B Share, the amount per share which is determined by the Directors to be equal to the amount obtained when the difference between the aggregate fair market value of the assets received by the Company as consideration for the issuance of such Class B Shares and the value of any non-share consideration paid by the Company as partial or total consideration for such assets is divided by the total number of Class B Shares issued as consideration for such assets; provided that the Redemption Price of the Class B Shares shall be subject to adjustment in accordance with this Part; and

(viii)	“Vendors” means the shareholder or shareholders to whom Class B Shares were issued as partial or total consideration for the Assets, any one of whom is a “Vendor”.

(b)	If at any time or from time to time after the Effective Date:

(i)
an Authority proposes to issue or issues an Assessment and the fair market value of the Assets or the fair market value of the Class B Shares assumed therein is accepted as correct by the Affected Parties; or

(ii)	the Assessment is disputed and a final settlement is reached with the Authority by the Affected Parties as to the fair market value of the Assets or the fair market value of the Class B Shares; or

(iii)
a court of competent jurisdiction determines that the fair market value of the Assets was different than the fair market value of the Class B Shares as at the Effective Date and no appeal from such determination has been filed and the relevant appeal period has expired; or

(iv)
a Vendor or the Company informs the other in writing that the fair market value of the Assets was different than the fair market value of the Class B Shares as at the Effective Date and the Vendors and the Company agree that such different amount is correct, then the fair market value of the Assets or of the Class B Shares, as the case may be, shall be deemed to be the value so determined and the Redemption Price of the Class B Shares shall be increased or decreased so that the fair market value of the Class B Shares shall be equal to the fair market value of the Assets, less the value of any other consideration paid by the Company for the Assets.

(c)
If some or all of the Class B Shares issued to the Vendors have been redeemed by the Company prior to the date of a downward adjustment of the then Redemption Price of the Class B Shares, the shareholder who held such shares at the time of their redemption shall forthwith pay to the Company, for each such Class B Share so redeemed, an amount equal to the difference between the Redemption Price of the Class B Shares at the time of redemption and the Redemption Price of the Class B Shares so adjusted. Such shareholder and the Company may agree that the total amount so payable to the Company may be paid by a corresponding downward adjustment of the Redemption Price of the Class B Shares of any remaining Class B Shares held by such shareholder or in cash or by the assumption or issuance of debt or any combination thereof

(d)
If some or all of the Class B Shares issued to the Vendors have been redeemed by the Company prior to the date of an upward adjustment of the then Redemption Price of the Class B Shares, the Company shall forthwith pay to the shareholder who held such shares at the time of their redemption, for each such Class B Share so redeemed, an amount equal to the difference between the Redemption Price of the Class B Shares at the time of redemption and the Redemption Price of the Class B Shares so adjusted. Such shareholder and the Company may agree that the Company may pay the total amount so payable by a corresponding upward adjustment of the Redemption Price of the Class B Shares of any remaining Class B Shares held by such shareholder or in cash or by the assumption or issuance of debt.

(e)
The holders of Class B Shares from time to time on which dividends were declared in an amount stated to have been determined in relation to the Redemption Price of the Class B Shares shall repay to the Company an amount in cash equal to the amount of the excess dividends declared on such holder’s shares before the date of a downward adjustment of the Redemption Price of the Class B Shares. The Company shall pay to the holders of Class B Shares from time to time on which dividends were declared in an amount stated to have been determined in relation to the Redemption Price of the Class B Shares an amount in cash equal to the deficiency in the amount of the dividends declared on such holder’s shares before the date of an upward adjustment of the Redemption Price of the Class B Shares.

(f)
Any adjustments pursuant to the foregoing provisions shall be retroactive nunc pro tunc to the date of the issuance of the Class B Shares and to the date of the first and each subsequent redemption of Class B Shares.

29.5	Redeemable by the Company.

(a)
The Company may, upon giving notice as provided herein, redeem at any time the whole, or from time to time, any part of the Class B Shares then outstanding on payment of the Aggregate Redemption Price for each share to be redeemed.

(b)
If only part of the Class B Shares is at any time to be redeemed, the shares to be redeemed shall be selected by the Directors in their absolute discretion and need not be redeemed pro rata based on the shareholdings of such class.

(c)
If the Company desires to redeem all or any part of the Class B Shares, the Company shall before the date specified for redemption (the “Redemption Date”), mail to each person who, at the date of mailing, is a registered holder of the Class B Shares to be redeemed a written notice (the “Redemption Notice”) thereof.

(d)
The Redemption Notice shall be forwarded by registered, certified or first class mail, postage prepaid and addressed to each such holder at the holder’s address as it appears on the books of the Company. If the address of any such holder does not appear on the books of the Company, the Redemption Notice shall be mailed to the last known address of such holder. The accidental failure to mail the Redemption Notice to one or more such holders shall not affect the validity of the redemption.

(e)
The Redemption Notice shall set out the Aggregate Redemption Price, the Redemption Date and, if only part of the Class B Shares held by such holder is to be redeemed, the number thereof so to be redeemed.

(f)
On the Redemption Date, the Company shall pay, or cause to be paid, to or to the order of the registered holders of the Class B Shares to be redeemed, the Aggregate Redemption Price for each such share on presentation and surrender, at the Registered Office of the Company or any other place(s) in British Columbia designated in the Redemption Notice, of the certificate(s) for the Class B Shares called for redemption. Such Class B Shares shall thereupon be deemed to be redeemed and shall be cancelled.

(g)	If a part only of the shares represented by any certificate are redeemed, a new certificate for the balance shall be issued at the expense of the Company.

(h)
Payment of the Aggregate Redemption Price (less any amount required by law to be withheld by the Company) for the Class B Shares to be redeemed shall be made as determined by the Directors including by cheque payable to the holder thereof at par at any branch of the Company’s bankers in Canada. Such payment and cheque shall discharge all liability of the Company for the Aggregate Redemption Price, to the extent of the amount represented thereby, unless such cheque is not paid on due presentation.

(i)
From and after the Redemption Date the Class B Shares called for redemption shall cease to be entitled to receive dividends (as applicable) and shall not be entitled to exercise any of the rights of shareholders in respect thereof unless payment of the Aggregate Redemption Price shall not be made upon presentation of certificate(s) in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected.

(j)
The Company shall have the right, at any time on or after the date of the mailing of the Redemption Notice, to deposit the Aggregate Redemption Price of the Class B Shares called for redemption, or of such of the Class B Shares which are represented by certificate(s) which have not at the date of such deposit been surrendered by the holders in connection with such redemption, to a special account maintained by the Company with any chartered bank or trust Company in British Columbia designated by the Company in the Redemption Notice (the “Trustee”) to be paid without interest to or to the order of the respective holders of such Class B Shares called for redemption upon presentation and surrender to the Trustee of the certificate(s) representing such shares. Upon such deposit being made, the Class B Shares in respect of which such deposit shall have been made shall thereupon be deemed to be redeemed and shall be cancelled. The rights of the holders thereof after such deposit shall be limited to receiving without interest their proportionate part of the total amount so deposited against presentation and surrender to the Trustee of the certificate(s) representing the Class B Shares to be redeemed. Any interest allowed on any such deposit shall belong to the Company.

(k)	Notwithstanding the foregoing, the holders of the Class B Shares to be redeemed may waive notice of any such redemption by written instrument(s).

(l)
Notwithstanding anything contained in this Part, the Company shall be under no obligation to redeem any Class B Shares to the extent that such redemption would, in the reasonable opinion of the Directors, be in violation of the laws of the Province of British Columbia or any other applicable law.

(m)
Any redemption monies that are represented by a cheque which has not been presented to the Company’s bankers for payment or that otherwise remains unclaimed (including monies held on deposit to a special account) for a period of six years from the Redemption Date shall be forfeited to the Company.

29.6	Retractable by the Holder.

(a)
Any holder of Class B Shares may, at the holder’s option, at any time after giving notice as provided herein, require the Company to redeem at any time the whole or from time to time any part of the Class B Shares held by the holder by payment of the Aggregate Redemption Price for each share to be redeemed.

(b)
If a holder of Class B Shares desires the Company to redeem any of the holder’s Class B Shares, the holder shall, at least 60 days before the date specified for redemption (the “Retraction Date”), give to the Company, at its Registered Office, written notice thereof (the “Retraction Notice”).

(c)	The Retraction Notice shall set out the Retraction Date and, if only part of the Class B Shares held by such shareholder is to be redeemed, the number thereof so to be redeemed.

(d)
On the Retraction Date, the Company shall pay or cause to be paid, to the order of the registered holder of the Class B Shares to be redeemed, the Aggregate Redemption Price for each such share, on presentation and surrender at the Registered Office of the Company of the certificate(s) for such shareholder’s Class B Shares to be redeemed.

(e)
Payment of the Aggregate Redemption Price (less any amount required by law to be withheld by the Company) for the Class B Shares to be redeemed shall be made as determined by the Directors including by cheque payable to the holder thereof at par at any branch of the Company’s bankers in Canada. Such payment and cheque shall discharge all liability of the Company for the Aggregate Redemption Price, to the extent of the amount represented thereby, unless such cheque is not paid on due presentation. Such Class B Shares shall thereupon be deemed to be redeemed and shall be cancelled.

(f)
From and after the Retraction Date, the Class B Shares so redeemed shall cease to be entitled to receive dividends (as applicable) and shall not be entitled to exercise any of the rights of shareholders in respect thereof unless payment of the Aggregate Redemption Price shall not be made upon presentation of certificate(s) in accordance with the foregoing provisions, in which case the rights of the holder shall remain unaffected.

(g)	If a part only of the shares represented by any certificate are redeemed, a new certificate for the balance shall be issued at the expense of the Company.

(h)
If a holder of Class B Shares gives a Retraction Notice but fails to present the certificate(s) for such holder’s Class B Shares to be redeemed on the Retraction Date, the Retraction Notice given by such holder shall be null and void and the Company shall have no obligation to make the redemption called for in the Retraction Notice. Notwithstanding the foregoing, the Company shall have the right to proceed with the redemption notwithstanding such failure. If the Company elects to proceed, the Company shall deposit the Aggregate Redemption Price for the Class B Shares to be redeemed in a special account maintained by the Company with a Trustee, to be paid without interest to or to the order of the holder of such Class B Shares upon presentation and surrender to the Trustee of the certificate(s) representing such shares. Upon such deposit being made, the Class B Shares in respect of which such deposit shall have been made shall thereupon be deemed to be redeemed and shall be cancelled. The rights of the holder thereof after such deposit shall be limited to receiving without interest the amount so deposited against presentation and surrender to the Trustee of the certificate(s) representing the Class B Shares to be redeemed. Any interest allowed on any such deposit shall belong to the Company.

(i)
If the Company shall fail to redeem any Class B Shares required to be redeemed by it within 30 days of the Retraction Date, then until such time as the Company shall have redeemed all such shares so called for redemption, the dividend payable to the holders of the Class B Shares to be redeemed shall thereafter be preferential and cumulative computed from the Retraction Date.

(j)
Notwithstanding anything contained in this Part, the Company shall be under no obligation to redeem any Class B Shares to the extent that such redemption would, in the reasonable opinion of the Directors, be in violation of the laws of the Province of British Columbia or any other applicable law.

(k)
Any redemption monies that are represented by a cheque which has not been presented to the Company’s bankers for payment or that otherwise remains unclaimed (including monies held on deposit to a special account) for a period of six years from the Retraction Date shall be forfeited to the Company.

29.7	Specified Amount.

For purposes of subsection 191(4) of the Income Tax Act (Canada), the specified amount in respect of the Class B Shares shall be equal to the Redemption Price, which shall be determined by the Directors at the time of the issuance of the Class B shares.

APPENDIX 2 TO THE PLAN OF ARRANGEMENT

The Directors of Extorre Gold Mines Limited.

Bryce Roxburgh

Yale Simpson

Louis Montpellier

Robert Reynolds

Ignacio Celorrio

Eric Roth

APPENDIX 3 TO THE PLAN OF ARRANGEMENT

BY-LAW NO.1 OF
EXTORRE GOLD MINES LIMITED
(the “Corporation”)

PART 1

INTERPRETATION

1.01	Definitions

In this by-law, unless the context otherwise requires:

“Act” means the Canada Business Corporations Act RSC 1985, c. C-44 and the regulations enacted pursuant to it and any statute and regulations that may be substituted for them, in each case, as amended from time to time;

“articles” means the articles, as that term is defined in the Act, of the Corporation, as amended or restated from time to time;

“auditor” means the auditor of the Corporation;

“board” means the board of directors of the Corporation;

“by-law” means a by-law of the Corporation;

“Corporation” means Extorre Gold Mines Limited;

“director” means a director of the Corporation;

“electronic document” means, except in the case of a statutory declaration or affidavit required under the Act, any form of representation of information or of concepts fixed in any medium in or by electronic, optical or other similar means and that can be read or perceived by a person or by any means;

“officer” has the meaning set forth in the Act but reference to any specific officer is to the individual holding that office of the Corporation;

“proxyholder” means a person holding a valid proxy for a shareholder;

“shareholder” means a shareholder of the Corporation; and

“voting person” means, in respect of a meeting of shareholders, a shareholder entitled to vote at that meeting, a duly authorized representative of a shareholder entitled to vote at the meeting or a proxyholder entitled to vote at that meeting.

Terms defined in the Act and used herein, unless otherwise defined herein or the context otherwise requires, shall have the same meaning herein as in the Act.

1.02	Number, Gender and Headings

In this by-law, unless the context otherwise requires, words in the singular include the plural and vice-versa and words in one gender include all genders. The insertion of headings in this by-law and its division into Parts, Sections and other subdivisions are for convenience of reference only, and shall not affect the interpretation of this by-law.

1.03	By-law Subordinate to Other Documents

This by-law is subordinate to, and should be read in conjunction with, the Act, the articles and any unanimous shareholder agreement of the Corporation.

1.04	Computation of Time

The computation of time and any period of days shall be determined in accordance with the Act and the provisions of the Interpretation Act (Canada) and any statute that may be substituted for it, as amended from time to time.

PART 2

DIRECTORS

2.01	Notice of Meeting

Any director may call a meeting of the board by giving notice stating the time and place of the meeting to each of the directors. Except as otherwise required by the Act, such notice need not specify the purpose of or the business to be transacted at the meeting. Notices of board meetings shall be given in accordance with Section 7.01 no less than 48 hours before the time of the meeting, except that notices sent by mail shall be sent no less than 5 days before the day of the meeting.

The board may appoint, by resolution, dates, times and places for regular meetings of the board. A copy of any such resolution shall be given to each director forthwith after being passed, but no other notice is required for any such meeting except where the Act requires the purpose of or the business to be transacted at a meeting to be specified.

2.02	Meetings Without Notice

A meeting of the board may be held without notice immediately following the first or any annual meeting of shareholders.

2.03	Place of Meeting

A meeting of the board may be held at any place within or outside Canada.

2.04	Quorum for Board Meetings

At any meeting of the board, a quorum for the transaction of business shall be a majority of the number of directors in office from time to time.

The board shall not transact business at a meeting of directors unless the minimum number of resident Canadian directors required by the Act is present.

2.05	Participation by Communications Facility

A director may, in accordance with the Act and if all directors consent, participate in a meeting of the board or of a committee of the board by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting. A director participating in such a meeting shall be deemed to be present at that meeting.

2.06	Chair of Board Meetings

The chair of the board shall preside as chair of all meetings of the board. If there is no chair of the board or if the chair is not present or is unwilling to act as chair of a board meeting, then the president of the Corporation, if present, and a director and willing to act, shall preside as chair of the meeting. In any other case, the directors present at the meeting shall choose a director to preside as chair of the meeting.

2.07	Votes at Board Meetings

Each director present at a meeting of the board shall have 1 vote on each motion arising. Motions arising at meetings of the board shall be decided by a majority of the votes cast. The chair of the meeting shall have a second or casting vote.

2.08	Committees

Subject to the provisions of the Act and unless otherwise determined by the board, each committee of the board shall have power to fix its quorum at not less than the majority of its members, to elect its chair and to regulate its procedures.

2.09	Officers

Each officer shall hold office at the pleasure of the board. Any officer may, however, resign at any time by giving notice to the Corporation.

PART 3

MEETINGS OF SHAREHOLDERS

3.01	Notice of Shareholders’ Meetings

The board may call a meeting of shareholders by causing notice of the time, place and, when required by the Act, purposes of the meeting to be given to each shareholder entitled to vote at the meeting, each director and the auditor. Subject to any applicable securities law or policy, such notice shall be given no less than 21 days and no more than 60 days before the meeting if the Corporation is a distributing corporation (as defined in the Act) or no less than 10 days and no more than 60 days before the meeting if the Corporation is not a distributing corporation.

3.02	Quorum at Meetings of Shareholders

A quorum at meetings of shareholders consists of one or more voting persons present and authorized to cast in the aggregate not less than one-twentieth of the total votes attaching to all shares carrying the right to vote at that meeting.

3.03	Chair of Shareholder Meetings

The chair of the board shall preside as chair of all meetings of shareholders. If there is no chair of the board or the chair of the board is not present or is unwilling to act as chair of a shareholder meeting, then the president of the Corporation shall preside as chair of the meeting if present and willing to act. In any other case, the directors present shall choose one of their number to be the chair of the meeting.

3.04	Voting

Unless the chair of a meeting of shareholders directs a ballot or a voting person demands one, each motion shall be voted upon by a show of hands. Each voting person has 1 vote in a vote by show of hands. A ballot may be directed or demanded either before or after a vote by show of hands. If a ballot is taken, a prior vote by show of hands has no effect. A ballot so directed or demanded shall be taken in such manner as the chair of the meeting shall direct. If a ballot is taken, each voting person shall be entitled with respect to each share which he is entitled to vote at the meeting upon the motion, to one vote or such other number of votes as may be provided by the articles, and the result of the ballot so taken shall be the decision of the shareholders upon the said motion. Subject to compliance with the Act, any vote at a meeting of shareholders may be taken in whole or in part by means of a telephonic, electronic or other communication facility that the Corporation has made available for that purpose. Unless a ballot is directed or demanded, an entry in the minutes of a meeting to the effect that the chair of the meeting declared a resolution to be carried or defeated is, in the absence of evidence to the contrary, proof of the fact without proof of the number or proportion of the votes recorded in favour of or against the resolution.

3.05	Scrutineers

The chair of a meeting of shareholders may appoint for that meeting 1 or more scrutineers, who need not be voting persons.

3.06	Who May Attend Shareholders’ Meeting

The only persons entitled to attend a meeting of shareholders are voting persons, the directors, the auditor and the president, if any, as well as others permitted by the chair of the meeting.

3.07	Participation By Communication Facility

Any person entitled to attend a meeting of shareholders may participate in the meeting in accordance with the Act by means of a telephonic, electronic or other communication facility made available by the Corporation that permits all participants to communicate adequately with each other during the meeting and a person participating in a meeting by such means is deemed to be present at the meeting. A meeting of the shareholders called by either the directors or the shareholders may be held entirely by means of such a telephonic, electronic or other communications facility that permits all participants to communicate adequately which each other during the meeting if the directors or shareholders calling the meeting so determine.

3.08	Adjournments

The chair of the meeting may and shall, if so directed by the meeting, adjourn the meeting form time to time and from place to place but no business shall be transacted at the adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

PART 4

SECURITY CERTIFICATES, PAYMENTS

4.01	Certificates

Security certificates shall be in such form as the board may approve or the Corporation adopt. The president or the board may order the cancellation of any security certificate that has become defaced and the issuance of a replacement certificate for it when the defaced certificate is delivered to the Corporation or to a transfer agent or branch transfer agent of the Corporation.

4.02	Cheques

Any amount payable in cash to shareholders (including dividends payable in cash) may be paid by cheque drawn on any of the Corporation’s bankers to the order of each registered holder of shares of the class or series in respect of which such amount is to be paid. Cheques may be sent by ordinary mail, postage prepaid, to each such registered holder at that holder’s address as shown in the records of the Corporation, unless that holder otherwise directs in writing. The mailing of a cheque as aforesaid shall satisfy and discharge all liability for the applicable dividend or other payment to the extent of the sum represented by such cheque plus the amount of any tax which the Corporation is required to and does withhold, unless such cheque is not paid on due presentation.

4.03	Cheques to Joint Shareholders

Cheques payable to joint shareholders shall be made payable to the order of all such joint shareholders unless such joint shareholders direct otherwise. Such cheques may be sent to the joint shareholders at the address appearing on the records of the Corporation in respect of that joint holding, to the first address so appearing if there is more than one, or to such other address as those joint shareholders direct in writing.

4.04	Non-Receipt of Cheques

The Corporation shall issue a replacement cheque in the same amount to any person who does not receive a cheque sent as provided in this by-law, if that person has satisfied the conditions regarding indemnity, evidence of non-receipt and title set by the board from time to time, either generally or for that particular case.

4.05	Currency of Dividends

Dividends or other distributions payable in cash may be paid to some shareholders in Canadian currency and to other shareholders in equivalent amounts of a currency or currencies other than Canadian currency. The board may declare dividends or other distributions in any currency or in alternative currencies and make such provisions as it deems advisable for the payment of such dividends or other distributions.

4.06	Lien for Indebtedness

If the articles provide that the Corporation shall have a lien on shares registered in the name of a shareholder indebted to the Corporation, such lien may be enforced, subject to any other provisions of the articles, by the sale of the shares thereby affected or by any other action, suit, remedy or proceeding authorized or permitted by law or by equity and, pending such enforcement, the transfer of all or any part of such shares may be refused.

4.07	Interest Fractions

No dividend or other distribution shall bear interest against the Corporation. Where the dividend or other distribution to which a shareholder is entitled includes a fraction of a cent, such fraction shall be disregarded and such payment shall be deemed payment in full.

4.08	Fractional Security or Property

If any dividend or other distribution results in any shareholder being entitled to a fractional part of a security or property, the Corporation may pay such shareholder in place of that fractional part the cash equivalent thereof as determined by the board or may carry out the distribution and adjust the rights of the shareholders on any basis the board considers appropriate.

PART 5

SIGNATORIES, INFORMATION

5.01	Signatories

Except for documents executed in the usual and ordinary course of the Corporation’s business, which may be signed by any officer or employee of the Corporation acting within the scope of his or her authority, the following are the only persons authorized to sign any document on behalf of the Corporation:

(a)	any individual appointed by resolution of the board to sign the specific document, that type of document or documents generally on behalf of the Corporation; or

(b)	any director or any officer appointed to office by the board.

Any document so signed may, but need not, have the corporate seal of the Corporation applied, if there is one.

5.02	Facsimile Signatures

The signature of any individual authorized to sign on behalf of the Corporation may, if specifically authorized by resolution of the board, be written, printed, stamped, engraved, lithographed or otherwise mechanically reproduced. Anything so signed shall be as valid as if it had been signed manually, even if that individual has ceased to hold office when anything so signed is issued or delivered, until revoked by resolution of the board.

5.03	Restriction on Information Disclosed

Except as required by the Act or authorized by the board, no shareholder is entitled by virtue of being a shareholder to disclosure of any information, document or records respecting the Corporation or its business.

PART 6

PROTECTION AND INDEMNITY

6.01	Transactions with the Corporation

No director or officer shall be disqualified by reason of being a director or officer of the Corporation from, or be required to vacate his position as a director or officer by reason of, holding any other office, employment or other position with or having any pecuniary interest with respect to the Corporation or any other body corporate or contracting with or being otherwise in any way directly or indirectly interested in or concerned with any contract, transaction or arrangement made or proposed to be made with the Corporation or being a director or officer or acting in a similar capacity of, or having any interest in, another party to such contract, transaction or arrangement. No such contract, transaction or arrangement shall be void or voidable for any such reason and no director or officer shall be liable to account to the Corporation or others for any profit arising from any such office, employment or other position or pecuniary interest or realized in respect of any such contract, transaction or arrangement, except in all cases as otherwise provided in the Act.

6.02	Limitation of Liability

Subject to any applicable statutory provisions, no director or officer and no other individual who acts at the Corporation’s request as a director or officer, or in a similar capacity, of another entity, shall be liable for:

(a)	the acts, receipts, neglects or defaults of any other person;

(b)	joining in any receipt or other act for conformity;

(c)	any loss, damage or expense to the Corporation or other entity arising from the insufficiency or deficiency of title to any property acquired by or on behalf of the Corporation or other entity;

(d)	the insufficiency or deficiency of any security in or upon which any monies of the Corporation or other entity are invested;

(e)
any loss, damage or expense arising from the bankruptcy, insolvency, act or omission of any person with whom any monies, securities or other property of the Corporation or other entity are lodged or deposited;

(f)	any loss, damage or expense occasioned by any error of judgment or oversight; or

(g)	any other loss, damage or expense related to the performance or non-performance of the duties of that individual’s office.

6.03	Contracts on Behalf of the Corporation

Subject to the Act, any contract entered into, or action taken or omitted, by or on behalf of the Corporation shall, if duly approved by a resolution of the shareholders, be deemed for all purposes to have had the prior authorization of the shareholders.

6.04	Indemnity of Directors and Officers

Subject to the limitations contained in the Act, but without limiting the right of the Corporation to indemnify any individual under the Act or otherwise to the full extent permitted by law, the Corporation:

(a)
shall indemnify each director or officer or former director or officer and each other individual who acts or has acted at the Corporation’s request as a director or officer, or in a similar capacity, of another entity (and each such individual’s respective heirs and personal representatives), against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Corporation or other entity, provided:

(i)
the individual acted honestly and in good faith with a view to the best interests of the Corporation or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the Corporation’s request; and

(ii)
in the case of a criminal or administrative action or proceeding that s enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful; and

(b)	shall advance monies to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to in Section 6.04(a) in accordance with the Act.

Notwithstanding the foregoing, any such indemnity or advance of monies in respect of an action referred to in Section 6.04(a) by or on behalf of the Corporation or other entity in respect of which an individual has acted as director or officer or in a similar capacity at the request of the Corporation to procure judgment in its favour shall be subject to approval of a court.

6.05	Indemnities Not Limiting

The provisions of this Article 6 shall be in addition to and not in substitution for or limitation of any rights, immunities and protections to which a person is otherwise entitled.

PART 7

NOTICES

7.01	Procedure for Giving Notices

Any notice (which term includes any communication or document) to be given pursuant to the Act, the articles, the by-laws or otherwise to a shareholder or other securityholder of the Corporation, director, officer or auditor shall be sufficiently given if delivered personally to the person to whom it is to be given or if delivered to the person’s address as shown in the records of the Corporation or mailed to the person at such address by ordinary mail, postage prepaid, or, if the person consents, provided by electronic document in accordance with the Act. Notice shall not be sent by mail if there is any general interruption of postal services in the municipality in which or to which it is mailed. Any notice so delivered shall be deemed to have been received when it is delivered personally or at the address as aforesaid. Any such notice mailed or provided by electronic document as aforesaid shall be deemed to have been received at the time specified in the Act.

7.02	Notices to Successors in Title

Notice to a shareholder or other securityholder as aforesaid is sufficient notice to each successor in title to that shareholder or other securityholder until the name and address of that successor have been entered on the records of the Corporation.

7.03	Notice to Joint Securityholders

Notice to one joint securityholder is sufficient notice to all of them. Such notice shall be addressed to all such joint securityholders and sent to the address for them shown in the records of the Corporation, or to the first such address if there is more than one.

7.04	Facsimile Signatures on Notices

The signature on any notice or other communication or document to be sent by the Corporation may be written, printed, stamped, engraved, lithographed or otherwise mechanically reproduced.

7.05	Omission of Notice Does Not Invalidate Actions

All actions taken at a meeting in respect of which a notice has been given shall be valid even if.

(a)	by accident, notice was not given to any person;

(b)	notice was not received by any person; or

(c)	there was an error in a notice that did not affect the substance of the notice.

7.06	Waiver of Notice

Any person entitled to notice under the Act, the articles or the by-laws may waive that notice. Waiver, either before or after the event referred to in the notice, shall cure any defect in giving that notice to such person.

PART 8

REPEAL OF FORMER BY-LAWS

8.01	Former By-laws May be Repealed

The board may repeal one or more by-laws by passing a by-law that contains provisions to that effect.

BY-LAW NO.2

A BY-LAW RESPECTING THE BORROWING OF MONEY

PART 1

1.01       In addition to, and without limiting such other powers which the Corporation may by law possess, the Directors of the Corporation may without authorization of the shareholders:

(a)	borrow money upon the credit of the Corporation;

(b)	issue, reissue, sell, pledge or hypothecate debt obligations of the Corporation;

(c)	give a guarantee or indemnity on behalf of the Corporation to secure performance of an obligation of any person; and

(d)	mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the Corporation, owned or subsequently acquired, to secure any obligation of the Corporation.

The words “debt obligation” as used in this paragraph mean a bond, debenture, note or other evidence of indebtedness or guarantee of the Corporation, whether secured or unsecured.

1.02       The Directors may from time to time by resolution delegate the powers conferred on them by paragraph 1 of this by-law to a Director, a committee of Directors or an officer of the Corporation.

1.03       The powers hereby conferred shall be deemed to be in supplement of and not in substitution for any powers to borrow money for the purposes of the Corporation possessed by its Directors or officers independently of a borrowing By-law.